UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2010

RED TRAIL ENERGY, LLC
(Exact name of registrant as specified in its charter)

North Dakota	000-52033	76-0742311
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 11, 3682 Highway 8 South Richardton, North Dakota 58652
(Address of principal executive offices)

(701) 974-3308
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Line of Credit

On December 3, 2010, Red Trail Energy, LLC (the “Company”) signed a Revolving Promissory Note for a $7,000,000 revolving line of credit with First National Bank of Omaha (the “Lender”) (the “Line of Credit”).  The funds from the Line of Credit will be used for working capital at the Company’s ethanol plant.

The interest on the outstanding principal balance will be payable at a rate equal to the three month LIBOR RATE plus four percent and will be payable monthly.  However, the interest accruing on the outstanding principal balance shall never accrue at a rate less than five percent.  The maturity date on this Line of Credit is June 1, 2011 unless it is otherwise extended by the Lender and Company.  The Company made standard representations and warranties under the Line of Credit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED TRAIL ENERGY, LLC

December 8, 2010	/s/ Kent Anderson
Kent Anderson, Chief Financial Officer